Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of February 27, 2024, by and among Webull Corporation, an exempted company incorporated with limited liability under the Laws of Cayman Islands (the “Company”), SK Growth Opportunities Corporation, an exempted company incorporated with limited liability under the Laws of Cayman Islands (“SPAC”), Auxo Capital Managers LLC, a Delaware limited liability company (“Sponsor”), and certain shareholders of SPAC set forth on Schedule A hereto (together with the Sponsor, collectively, the “SPAC Insiders” and each, a “SPAC Insider”).

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Business Combination Agreement (the “Business Combination Agreement”) entered into by and among the Company, Feather Sound I Inc., an exempted company incorporated with limited liability under the Laws of Cayman Islands and a wholly owned subsidiary of the Company (“Merger Sub I”), Feather Sound II Inc., an exempted company incorporated with limited liability under the Laws of Cayman Islands and a wholly owned subsidiary of the Company (“Merger Sub II”), and SPAC, pursuant to which, among other things, (i) Merger Sub I will merge with and into SPAC, with SPAC surviving the First Merger as a wholly owned subsidiary of the Company (the “First Merger”), and (ii) SPAC will merge with and into Merger Sub II, with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of the Company (the “Second Merger” and together with the First Merger, the “Mergers”);

WHEREAS, each SPAC Insider is, as of the date of this Agreement, the sole beneficial and legal owner (other than with respect to the Owned Shares of Sponsor, of which the individuals specified in the note to Schedule A may be deemed to have shared beneficial ownership) of (a) the number of SPAC Class B Ordinary Shares and (b) the number of SPAC Class A Ordinary Shares underlying SPAC Warrants, in each case, set forth opposite such SPAC Insider’s name on Schedule A hereto (all such shares set forth in clauses (a) and (b), being collectively referred to herein as the “Owned Shares” of such SPAC Insider; and the Owned Shares and any other SPAC Shares (or any securities convertible into or exercisable or exchangeable for SPAC Shares) acquired by such SPAC Insider after the date of this Agreement and during the term of this Agreement, being collectively referred to herein as the “Subject Shares” of such SPAC Insider); and

WHEREAS, as a condition to their willingness to enter into the Business Combination Agreement, the Company and SPAC have requested that each SPAC Insider enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Representations and Warranties of SPAC Insiders

Each SPAC Insider hereby represents and warrants to the Company and SPAC as follows:

1.1 Corporate Organization. Such SPAC Insider, if an entity, is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted.

1.2 Due Authorization. Such SPAC Insider, if an entity, has all requisite corporate power and authority, and if an individual, has full legal capacity, right and authority, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If such SPAC Insider is an entity, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate or equivalent proceeding on the part of such SPAC Insider is necessary to authorize the execution and delivery of this Agreement or such SPAC Insider’s performance hereunder. This Agreement has been duly and validly executed and delivered by such SPAC Insider and, assuming due authorization and execution by each other party hereto, this Agreement constitutes a legal, valid and binding obligation of such SPAC Insider, enforceable against such SPAC Insider in accordance with its terms, subject to the Enforceability Exceptions.

1.3 Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of other parties hereto contained in this Agreement, no consent of or with any Governmental Authority on the part of such SPAC Insider is required to be obtained or made in connection with the execution, delivery or performance by such SPAC Insider of this Agreement or the consummation by such SPAC Insider of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications would not prevent, impede or, in any material respect, delay or adversely affect the performance by such SPAC Insider of its obligations under this Agreement.

1.4 No-Conflict. The execution, delivery and performance by such SPAC Insider of this Agreement does not and will not (a) if such SPAC Insider is an entity, contravene or conflict with or violate any provision of, or result in the breach of the Organizational Documents of such SPAC Insider, (b) contravene or conflict with or result in a violation of any provision of any Law or Governmental Order binding upon or applicable to such SPAC Insider or any of its (or his or her) properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Contract to which such SPAC Insider is a party, or (d) result in the creation or imposition of any Encumbrance upon any of the properties or assets of such SPAC Insider, except in the case of each of clauses (b) through (d) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by such SPAC Insider of its (or his or her) obligations under this Agreement.

1.5 Subject Shares. Subject to any Transfer permitted under Section 4.2, such SPAC Insider is the sole legal and beneficial owner of its (or his or her) Subject Shares (other than with respect to the Subject Shares of Sponsor, of which the individuals specified in the note to Schedule A may be deemed to have shared beneficial ownership), and all such Subject Shares are owned by such SPAC Insider free and clear of all Encumbrances, other than Encumbrances pursuant to this Agreement, the other Transaction Agreements, the SPAC Charter, the Letter Agreement (as defined below), or any applicable securities Laws. Such SPAC Insider does not legally or beneficially own any shares (or any securities convertible into or exercisable or exchangeable for shares) of SPAC other than the Subject Shares. Such SPAC Insider has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by (a) this Agreement, and (b) the Letter Agreement, dated as of June 23, 2022, among SPAC, Sponsor and SPAC’s officers and directors (the “Letter Agreement”).

1.6 Acknowledgement. Such SPAC Insider understands and acknowledges that each of the Company and SPAC is entering into the Business Combination Agreement in reliance upon such SPAC Insider’s execution and delivery of this Agreement. Such SPAC Insider has received a copy of the Business Combination Agreement and is familiar with the provisions of the Business Combination Agreement.

1.7 Absence of Litigation. With respect to such SPAC Insider, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of such SPAC Insider, threatened against, such SPAC Insider or any of such SPAC Insider’s properties or assets (including such SPAC Insider’s Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of such SPAC Insider to perform its (or his or her) obligations hereunder or to consummate the transactions contemplated hereby.

1.8 Adequate Information. Such SPAC Insider is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Business Combination Agreement, and has independently and without reliance upon SPAC or the Company and based on such information as such SPAC Insider has deemed appropriate, made its (or his or her) own analysis and decision to enter into this Agreement. Such SPAC Insider acknowledges that SPAC and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement or the Business Combination Agreement. Such SPAC Insider acknowledges that the agreements contained herein with respect to the Subject Shares held by such SPAC Insider are irrevocable and shall only terminate pursuant to Section 4.7 hereof.

1.9 Additional Representations and Warranties of Individual SPAC Insider. Such SPAC Insider, if an individual, (a) is not a minor, and is of full age and sound mind; and (b) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the risks of the transactions contemplated by this Agreement and the other Transaction Documents.

ARTICLE II

Representations and Warranties of SPAC

SPAC hereby represents and warrants to each SPAC Insider and the Company as follows:

2.1 Corporate Organization. SPAC is an exempted company duly incorporated, is validly existing and is in good standing under the Laws of the Cayman Islands and has the requisite corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted.

2.2 Due Authorization. SPAC has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the SPAC Board and no other corporate or equivalent proceeding on the part of SPAC is necessary to authorize the execution and delivery of this Agreement or SPAC’s performance hereunder (except that the SPAC Shareholders’ Approval is a condition to the respective obligations of each party to the Business Combination Agreement to consummate the Transactions). This Agreement has been duly and validly executed and delivered by SPAC and, assuming due authorization and execution by each other party hereto, this Agreement constitutes a legal, valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms, subject to the Enforceability Exceptions.

2.3 No-Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.5 of the Business Combination Agreement and obtaining the SPAC Shareholders’ Approval, the execution, delivery and performance by SPAC of this Agreement and the consummation of the transactions by SPAC contemplated hereby do not and will not (a) contravene or conflict with or violate any provision of, or result in the breach of the SPAC Charter, (b) contravene or conflict with or result in a violation of any provision of any Law or Governmental Order binding upon or applicable to SPAC or any of its properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Contract to which SPAC is a party, or (d) result in the creation or imposition of any Encumbrances upon any of the properties or assets of SPAC (including the Trust Account), except in the case of each of clauses (b) through (d) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by SPAC of its obligations under this Agreement.

2.4 U.S. Tax Classification. Schedule 2.4 sets forth, as of the date hereof, (a) the entity classification, if applicable, and residence for U.S. federal (and applicable state and local) income Tax purposes of Sponsor and each SPAC Insider, and (b) if Sponsor is a partnership for U.S. federal (and applicable state and local) income Tax purposes, (i) each of its beneficial owners that are or would be required to report on their Tax Returns and/or pay Taxes associated with any items of income, gain, loss, deduction or credit with respect to the activities of Sponsor for U.S. federal (and applicable state and local) income Tax purposes, and the entity classification, if applicable, and residence for U.S. federal (and applicable state and local) income Tax purposes of each such beneficial owner and (ii) the percentage of any such income, gain, loss, deduction or credit that is or would be allocable to such owner for U.S. federal (and applicable state and local) income Tax purposes.

ARTICLE III

Representations and Warranties of the Company

The Company hereby represents and warrants to each SPAC Insider and SPAC as follows:

3.1 Corporate Organization. The Company is an exempted company duly incorporated, is validly existing and is in good standing under the Laws of the Cayman Islands and has the requisite corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. The Company is duly licensed or qualified and in good standing (where such concept is applicable) as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

3.2 Due Authorization. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to perform all obligations to be performed by it hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Board and no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or the Company’s performance hereunder (except that the Company Shareholders’ Approval is a condition to the respective obligations of each party to the Business Combination Agreement to consummate the Transactions). This Agreement has been duly and validly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery by each other party hereto, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

3.3 No-Conflict. Subject to the receipt of the consents, approvals, authorizations, and other requirements set forth in Section 3.6 of the Business Combination Agreement, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not, (a) contravene or conflict with, or trigger shareholder rights that have not been duly waived under, the Organizational Documents of the Company or any of its Subsidiaries, (b) contravene or conflict with or constitute a violation of any provision of any Law, permit or Governmental Order binding upon or applicable to the Company or any of its Subsidiaries or any of their respective assets or properties, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Material Contract, or (d) result in the creation or imposition of any Encumbrance on any asset, property or Equity Security of the Company or any of its Subsidiaries (other than any Permitted Encumbrances), except in the case of clauses (b) through (d) above as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

ARTICLE IV

Agreement to Vote; Certain Other Covenants of SPAC Insiders

Each SPAC Insider covenants and agrees during the term of this Agreement as follows:

4.1 Agreement to Vote.

(a) In Favor of the Mergers. At any meeting of SPAC Shareholders called to seek the SPAC Shareholders’ Approval or SPAC Shareholder Extension Approval, including any extraordinary general meeting of SPAC, or at any adjournment thereof, or in connection with any written consent of SPAC Shareholders or in any other circumstances upon which a vote, consent or other approval with respect to the SPAC Transaction Proposals and any other transactions contemplated by the Business Combination Agreement and any other Transaction Documents, such SPAC Insider shall (i) if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by proxy, class vote and/or written consent, if applicable) the Subject Shares in favor of granting the SPAC Shareholders’ Approval or the SPAC Shareholder Extension Approval or, if there are insufficient votes in favor of granting the SPAC Shareholders’ Approval or SPAC Shareholder Extension Approval, in favor of the adjournment of such meeting of SPAC Shareholders to a later date.

(b) Against Other Transactions. At any meeting of SPAC Shareholders or at any adjournment thereof, or in connection with any written consent of SPAC Shareholders or in any other circumstances upon which such SPAC Insider’s vote, consent or other approval is sought, such SPAC Insider shall (i) if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote (or cause to be voted) the Subject Shares (including by proxy, withholding class vote and/or written consent, if applicable) against (A) any business combination agreement, merger agreement or merger, scheme of arrangement, business combination, consolidation, combination, sale of substantially all of its assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SPAC or any public offering of any Equity Securities of SPAC (other than the Business Combination Agreement, the First Merger and the Transactions), (B) other than in connection with the Transactions, any SPAC Acquisition Proposal, (C) allowing SPAC to execute or enter into, any agreement related to a SPAC Acquisition Proposal, and (D) entering into any agreement, or agreement in principle requiring SPAC to impede, abandon, terminate or fail to consummate the transactions contemplated by the Business Combination Agreement or breach its obligations thereunder, which, in each of cases (B) and (D) of this sentence, would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by SPAC of, prevent or nullify any provision of the Business Combination Agreement or any other Transaction Document, the Mergers or any other Transaction or change in any manner the voting rights of any class of SPAC’s share capital.

(c) Revoke Other Proxies. Such SPAC Insider represents and warrants that (i) any proxies or powers of attorney heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, (ii) such revocable proxies or powers of attorney have been or are hereby revoked, other than the voting and other arrangements under the Letter Agreement, and (iii) the donee(s) of such revocable proxies or powers of attorney have been notified of, and have acknowledged, the revocation by such SPAC Insider of such revocable proxies or powers of attorney.

(d) Irrevocable Proxy and Power of Attorney. Such SPAC Insider hereby unconditionally and irrevocably grants to, and appoints, in the event that such SPAC Insider shall for whatever reason fail to perform any of its obligations under Section 4.1(a), the Company and any individual designated in writing by the Company, and each of them individually, as such SPAC Insider’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such SPAC Insider, to vote the Subject Shares, or grant a written consent or approval in respect of the Subject Shares, in a manner consistent with Section 4.1(a). Such SPAC Insider agrees to execute such documents or certificates evidencing such proxy or power of attorney as the Company may reasonably request. Such SPAC Insider understands and acknowledges that the Company is entering into the Business Combination Agreement in reliance upon such SPAC Insider’s execution and delivery of this Agreement. Such SPAC Insider hereby affirms that the irrevocable proxy and power of attorney set forth in this Section 4.1(d) are given in connection with the execution of the Business Combination Agreement, and that such irrevocable proxy and power of attorney are given to secure a proprietary interest or the performance of obligations owed to the Company and may under no circumstances be revoked. Such SPAC Insider hereby ratifies and confirms all that such irrevocable proxy and power of attorney may lawfully do or cause to be done by virtue hereof. SUCH IRREVOCABLE PROXY AND POWER OF ATTORNEY SET FORTH IN THIS SECTION 4.1(d) IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE IN ACCORDANCE WITH THE PROVISIONS OF THE POWERS OF ATTORNEY ACT (AS REVISED) OF THE CAYMAN ISLANDS. The irrevocable proxy and power of attorney granted hereunder shall be valid until the termination of this Agreement in accordance with its terms. Without limiting the foregoing, the irrevocable proxy and power of attorney granted hereunder shall not be revoked by the death, incapacity or bankruptcy of such SPAC Insider, or if such SPAC Insider is a body corporate, by its winding-up or dissolution.

4.2 No Transfer. From the date of this Agreement until the date of termination of this Agreement, such SPAC Insider shall not, directly or indirectly, (i) (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to any Subject Share, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a) to (c), collectively, “Transfer”), other than pursuant to the First Merger, (ii) grant any proxies or powers of attorney or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, in each case, other than as set forth in the Business Combination Agreement, other Transaction Documents or any existing voting arrangements expressly set forth in the Letter Agreement, (iii) take any action that would reasonably be expected to make any representation or warranty of such SPAC Insider herein untrue or incorrect, or would reasonably be expected to have the effect of preventing or disabling any SPAC Insider from performing its (or his or her) obligations hereunder, or (iv) commit or agree to take any of the foregoing actions. Notwithstanding the foregoing, such SPAC Insider may make Transfers of the Subject Shares (A) pursuant to this Agreement, (B) to SPAC for no consideration for cancellation pursuant to the Non-Redemption Agreements, (C) upon the consent of the Company and SPAC, (D) between SPAC Insider and any of its Affiliates (and any of SPAC Insider’s and its Affiliates’ respective executive officers and directors) (provided that such Affiliate shall enter into a written agreement, in form and substance reasonably satisfactory to the Company and SPAC, agreeing to be bound by this Agreement to the same extent as SPAC Insider was with respect to such transferred Subject Shares), and (E) by virtue of SPAC Insider’s Organizational Documents upon liquidation or dissolution of such SPAC Insider, so long as, in each case of clauses (A) through (E), the power to vote (including, without limitation, by proxy or power of attorney) and otherwise fulfill such SPAC Insider’s obligations under this Agreement and the Business Combination Agreement is not relinquished or prior to and as a condition to the effectiveness of any such Transfer (provided that such transferee shall enter into a written agreement, in form and substance reasonably satisfactory to the Company and SPAC, agreeing to be bound by this Agreement to the same extent as such SPAC Insider was with respect to such transferred Subject Shares); provided, further, that in the case of clause (E), the transferee will not be required to assume voting obligations if the transferee’s assumption of such obligations would violate any applicable Laws, including any securities Laws, or would reasonably be expected to materially delay or impede the Proxy/Registration Statement being declared effective under the Securities Act. Each SPAC Insider acknowledges that any action attempted to be taken in violation of the preceding sentence shall be null and void. Each SPAC Insider agrees with, and covenants to, the Company and SPAC that such SPAC Insider shall not request SPAC to register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares in violation of this Section 4.2.

4.3 Waiver of Dissenters’ Rights. Such SPAC Insider hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ rights under Section 238 of the Cayman Companies Act and any other similar statute in connection with the Mergers and the Business Combination Agreement.

4.4 No Redemption. Such SPAC Insider irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, such SPAC Insider shall not elect to cause SPAC to redeem any Subject Shares now or at any time legally or beneficially owned by such SPAC Insider, or submit or surrender any of its Subject Shares for redemption, in connection with the Transactions.

4.5 New Shares. In the event that prior to the Closing (i) any SPAC Shares or other securities are issued or otherwise issued to such SPAC Insider, including, without limitation, pursuant to any share dividend or distribution, or any change in any of the SPAC Shares or other share capital of SPAC by reason of any share subdivision, recapitalization, consolidation, exchange of shares or the like, (ii) such SPAC Insider acquires legal or beneficial ownership of any SPAC Shares after the date of this Agreement, including upon exercise of options or warrants, settlement of restricted share units or capitalization of working capital loans, or (iii) such SPAC Insider acquires the right to vote or share in the voting of any SPAC Share after the date of this Agreement (collectively, the “New Securities”), the terms “Subject Shares” shall be deemed to refer to and include such New Securities (including all such share dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

4.6 Sponsor Letter Agreement. Each of the SPAC Insiders and SPAC hereby agree that (a) from the date hereof until the termination of this Agreement, none of them shall, or shall agree to, amend, modify or vary the Letter Agreement, except as otherwise provided for under this Agreement, the Business Combination Agreement or any other Transaction Document or with the prior written consent of the Company; and (b) the Lock-Up Restrictions (as defined below) shall supersede the lock-up provisions contained in the Letter Agreement.

4.7 Termination. This Agreement shall terminate upon the earlier of:

(a) the Closing, provided, however, that upon such termination, (i) Section 4.3, Section 4.5, Section 4.6, this Section 4.7, Section 6.2, Section 6.5, Section 6.6, Section 6.7, Section 6.9 and Section 6.11 shall survive indefinitely; and (ii) Section 4.15, ARTICLE V, Section 6.1 and Section 6.10 shall survive until the date on which none of the Company, any SPAC Insider or any holder of a Locked-Up Security (as defined below) has any rights or obligations hereunder; and

(b) the termination of the Business Combination Agreement in accordance with its terms, and upon such termination, no party shall have any liability hereunder other than for its willful and material breach of this Agreement prior to such termination.

4.8 Additional Matters. Such SPAC Insider shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company or SPAC may reasonably request for the purpose of effectively consummating the transactions contemplated by this Agreement, the Business Combination Agreement and the other Transaction Documents and (ii) refrain from exercising any veto right, consent right or similar right (whether under the SPAC Charter or the Cayman Act) which would prevent, impede or, in any material respect, delay or adversely affect the consummation of the Mergers or any other Transaction.

4.9 Waiver of Anti-Dilution Protection. Such SPAC Insider hereby waives, and agrees not to exercise, assert or claim, to the fullest extent permitted by applicable Law, the ability to adjust the Initial Conversion Ratio (as defined in the SPAC Charter) pursuant to and in compliance with Article 17.3 of the SPAC Charter in connection with the Transactions.

4.10 Acquisition Proposals; Confidentiality. Such SPAC Insider shall be bound by and comply with Sections 7.3 (Acquisition Proposals and Alternative Transactions), 11.13 (Publicity) and 11.14 (Confidentiality) of the Business Combination Agreement (and any relevant definitions contained in any such sections) as if (a) such SPAC Insider was an original signatory to the Business Combination Agreement with respect to such provisions, and (b) each reference to “SPAC” contained in Section 7.3 of the Business Combination Agreement (other than for purposes of the definition of “SPAC Acquisition Proposal”) and “Affiliates” in Section 11.14 of the Business Combination Agreement shall also refer to such SPAC Insider.

4.11 Sponsor Affiliate Agreements. Each of the SPAC Insiders and SPAC hereby agrees that each agreement in effect as of the First Merger Effective Time between SPAC, on the one hand, and Sponsor or any of Sponsor’s Affiliates (other than SPAC) or any other SPAC Insider, on the other hand, set forth on Schedule B hereto (in each case, as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, collectively, the “Sponsor Affiliate Agreements”) (for the avoidance of doubt, excluding any Transaction Document, the Letter Agreement and the Registration and Shareholder Rights Agreement, dated June 23, 2022, between SPAC, Sponsor and the other SPAC Insiders) will be terminated effective as of the First Merger Effective Time, and thereupon shall be of no further force or effect, without any further action on the part of any SPAC Insider or SPAC; provided that, if there is any obligation to be discharged (including any payment owed) as of the First Merger Effective Time by either the SPAC Insiders or SPAC under any Sponsor Affiliate Agreement, such Sponsor Affiliate Agreement(s) will be terminated as of immediately following the discharge of such obligations. On and from the effectiveness of such terminations, none of SPAC, the SPAC Insiders, or any of their respective Affiliates or Subsidiaries shall have any further rights, duties, liabilities or obligations under any of the Sponsor Affiliate Agreements and each of the SPAC Insiders and SPAC (for and on behalf of its Affiliates and Subsidiaries) hereby releases in full any and all claims with respect thereto with effect on and from the effectiveness of such terminations.

4.12 Consent to Disclosure. Such SPAC Insider consents to and authorizes the Company or SPAC, as applicable, to publish and disclose in all documents and schedules filed with the SEC or any other Governmental Authority or applicable securities exchange, and any press release or other disclosure document that the Company or SPAC, as applicable, reasonably determines to be necessary or advisable in connection with the Mergers or any other transactions contemplated by the Business Combination Agreement or this Agreement, such SPAC Insider’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of such SPAC Insider’s commitments and obligations under this Agreement, and such SPAC Insider acknowledges that the Company or SPAC may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority or securities exchange to promptly give the Company or SPAC, as applicable, any information that is in its possession that the Company or SPAC, as applicable, may reasonably request for the preparation of any such disclosure documents, and such SPAC Insider agrees to promptly notify the Company and SPAC of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such SPAC Insider shall become aware that any such information shall have become false or misleading in any material respect.

4.13 Overfunding Loan. Immediately prior to the First Merger Effective Time, Sponsor shall (a) settle the aggregate outstanding amount under any Overfunding Loan owed by SPAC to Sponsor in exchange for such number of SPAC Class A Ordinary Shares equal to the quotient obtained by dividing (i) the amount of accrued and outstanding Overfunding Loan, by (ii) $10.00, and (b) accept the same as full and final settlement of any accrued and outstanding Overfunding Loan, and release SPAC from any and all obligations under any accrued and outstanding Overfunding Loan.

4.14 Non-Redemption Agreements. During the Interim Period, SPAC and Sponsor shall each use its commercially reasonable efforts to enter into non-redemption agreements (the “Additional Non-Redemption Agreements”) with holders of SPAC Class A Ordinary Shares (such holders, “NRA Shareholders”), pursuant to which, (a) on the Closing Date and immediately prior to the First Merger Effective Time, Sponsor shall surrender to SPAC and forfeit for no consideration certain SPAC Class B Ordinary Shares held by Sponsor, (b) SPAC shall issue or cause to be issued to the NRA Shareholders for no additional consideration a number of SPAC Class A Ordinary Shares equal to the number of SPAC Class B Ordinary Shares surrendered to SPAC by Sponsor pursuant to this Section 4.14, and (c) in exchange for such issuance, the NRA Shareholders shall waive, and agree not to elect or otherwise exercise his, her or its SPAC Shareholder Redemption Rights in connection with SPAC Shareholders’ approval of the SPAC Transaction Proposals. The Additional Non-Redemption Agreements shall be in a form and shall have such terms (including the identity of the NRA Shareholders) that are reasonably acceptable to the Company. Notwithstanding the foregoing, Sponsor shall in no event be required to forfeit more than 2,000,000 SPAC Class B Ordinary Shares pursuant to the Additional Non-Redemption Agreements; provided that to the extent the aggregate amount of SPAC Class B Ordinary Shares to be forfeited by Sponsor pursuant to the Additional Non-Redemption Agreements is less than 2,000,000, on the Closing Date and immediately prior to the First Merger Effective Time, Sponsor shall forfeit an additional amount of SPAC Class B Ordinary Shares equal to the difference between (i) 2,000,000, minus (ii) the aggregate amount of SPAC Class B Ordinary Shares to be forfeited by Sponsor pursuant to the Additional Non-Redemption Agreements.

4.15 Lock-Up Provisions.

(a) Subject to the exceptions set forth herein, during the applicable Lock-Up Period (as defined below), such SPAC Insider agrees not to, without the prior written consent of the Company Board, Transfer:

(i) any Locked-Up Shares (as defined below) held by it. The foregoing limitations shall remain in full force and effect for a period of twelve (12) months from and after the Closing (such period, the “Share Lock-Up Period”) with respect to all the Locked-Up Shares. For purposes of this Section 4.15, “Locked-Up Shares” means any Company Ordinary Shares held by each SPAC Insider immediately after the First Merger Effective Time. For the avoidance of doubt, the Locked-Up Shares exclude any Company Warrants held by the SPAC Insiders or any Company Ordinary Shares acquired by such SPAC Insider upon the conversion, exercise or exchange of the Company Warrants; and

(ii) any Company Warrants held by each SPAC Insider immediately after the First Merger Effective Time and any Company Ordinary Shares acquired by such SPAC Insider upon the conversion, exercise or exchange of the Company Warrants (together with the Locked-Up Shares, the “Locked-Up Securities”) until thirty (30) days after the Closing Date (the “Warrants Lock-up Period”, and together with the Shares Lock-Up Period, the “Lock-Up Period”).

(b) The restrictions set forth in Section 4.15(a) (the “Lock-Up Restrictions”) shall not apply to:

(i) in the case of an entity, Transfers to (A) such entity’s officers or directors or any affiliate (as defined below) or immediate family (as defined below) of any of such entity’s officers or directors, (B) any shareholder, partner or member of such entity or their affiliates, (C) any affiliate of such entity, or (D) any employees of such entity or of its affiliates;

(ii) in the case of an individual, Transfers by gift to members of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization;

(iii) in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(iv) in the case of an individual, Transfers by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

(v) in the case of an individual, Transfers to a partnership, limited liability company or other entity of which such individual and/or the immediate family of such individual are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(vi) in the case of an entity that is a trust or a trustee of a trust, to a trustor or beneficiary of the trust, to the designated nominee of a beneficiary of such trust or to the estate of a beneficiary of such trust;

(vii) in the case of an entity, Transfers by virtue of the laws of the jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(viii) pledges of any Locked-Up Securities to a financial institution that create a mere security interest in such Locked-Up Securities pursuant to a bona fide loan or indebtedness transaction so long as the applicable SPAC Insider continues to control the exercise of the voting rights of such pledged Locked-Up Securities as well as any foreclosures on such pledged Locked-Up Securities;

(ix) Transfers of any Company Ordinary Shares acquired as part of the PIPE Financing;

(x) transactions relating to Company Ordinary Shares or other securities convertible into or exercisable or exchangeable for Company Ordinary Shares acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than required filing on Schedule 13F, 13G or 13G/A) during the applicable Lock-Up Period;

(xi) the exercise of any options or warrants to purchase Company Ordinary Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis);

(xii) Transfers to the Company to satisfy Tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements;

(xiii) the establishment of a trading plan that meets the requirements of Rule 10b5-1(c) under the Exchange Act (a “Trading Plan”); provided, however, that no sales of Locked-Up Securities shall be made by any SPAC Insider pursuant to such Trading Plan during the applicable Lock-Up Period and no public announcement or filing is voluntarily made regarding such plan during the applicable Lock-Up Period;

(xiv) Transfers made after the date on which the closing price of the Company Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days within a thirty (30)-Trading Day period commencing at least one hundred and fifty (150) days after the Closing Date;

(xv) Transfers made in connection with a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Company Ordinary Shares for cash, securities or other property subsequent to the Closing Date; and

(xvi) Transfers of not more than twenty-five percent (25%) of the number of Company Ordinary Shares (as of immediately following the Closing) held by the SPAC Insiders (which shall include, for the avoidance of doubt, the Locked Up Shares) in order to satisfy, reduce or defray any actual or potential Taxes imposed (or in SPAC Insiders’ reasonable judgment expected to be imposed) on the SPAC Insiders or their Affiliates as a result of any failure of the Mergers to qualify for the Intended Tax Treatment (as defined below);

provided, however, that in the case of clauses (i) through (viii), these permitted transferees must enter into a written agreement, in substantially the form of this Agreement, agreeing to be bound by the Lock-Up Restrictions and shall have the same rights and benefits under this Agreement. For purposes of this paragraph, (A) “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of an individual; (B) “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended; and (C) “Trading Day” shall mean any day on which the Company Ordinary Shares are actually traded on the principal securities exchange or securities market on which Company Ordinary Shares are then traded.

(c) For the avoidance of doubt, such SPAC Insider shall retain all of its rights as a securityholder of the Company during the applicable Lock-Up Period, including the right to vote any Locked-Up Securities or receive any dividends or distributions thereon.

(d) In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the Locked-Up Securities, are hereby authorized to decline to make any transfer of securities if such Transfer would constitute a violation or breach of the Lock-Up Restrictions.

ARTICLE V

Indemnification

5.1 Consistent Tax Reporting. The Company, SPAC, Sponsor and each other SPAC Insider acknowledge and agree that the Mergers are intended to qualify both as a reorganization within the meaning of Section 368(a) of the Code and as an exchange described in Section 351 of the Code (the “Intended Tax Treatment”). The Company, SPAC, Sponsor and each other SPAC Insider shall report the Mergers and any related transactions on any Tax Return (including on any amended Tax Return), or in any audit or Tax Claim, consistent with the Intended Tax Treatment unless otherwise required due to a Triggering Event.

5.2 Indemnity. Following the Closing (a) until thirty (30) days following the expiration of the statute of limitations for the applicable Tax, or (b) if an audit is commenced during such period described in Section 5.2(a) following the Closing, until the completion of the audit, whichever occurs later, and subject to the occurrence of a Triggering Event, the Company shall indemnify Sponsor (and the beneficial owners identified in Schedule 8.4(a)) and each other SPAC Insider for any U.S. federal (and applicable U.S. state and U.S. local) income Taxes, together with any interests and penalties (the “Indemnifiable Amounts”) payable by Sponsor (and such beneficial owners) or the other SPAC Insiders, as applicable, solely arising from or attributable to the failure of the Mergers to qualify for the Intended Tax Treatment.

5.3 Tax Refunds and Tax Benefits. In the event that the Company pays any amounts to Sponsor or a SPAC Insider in respect of Taxes under this ARTICLE V, and Sponsor (or its beneficial owners) or such other SPAC Insider subsequently receives a refund of such Taxes, or recognizes any Tax Benefit (as defined below), then the Company shall be entitled to the amount of such Tax refund or Tax Benefit. Sponsor or a SPAC Insider shall pay any such Tax refund, or the amount of any recognized Tax Benefit, to the Company within five (5) Business Days of receipt thereof (or any indemnity payable under Section 5.1 shall be offset if any Tax refund or Tax Benefit is realized prior to such payment). Sponsor and the other SPAC Insiders agree to use reasonable efforts to obtain (or cause to be obtained) any relevant Tax refunds and Tax Benefits and will request a Tax refund to be paid in cash where available. Sponsor and the other SPAC Insiders shall keep the Company reasonably informed as to the availability of any Tax refund or Tax Benefit. For purposes of this Section 5.3, a “Tax Benefit” means any reduction in Taxes that Sponsor (or its beneficial owners) or any other SPAC Insider actually recognizes that would have not occurred but for the failure of the Mergers to qualify for the Intended Tax Treatment. For the avoidance of doubt, a Tax Benefit will be deemed to occur if (i) the amount of capital gains upon the sale of Company shares or warrants is reduced as a result of any increase in Tax basis in such Company shares or warrants resulting from the failure of the Mergers to qualify for the Intended Tax Treatment, as compared with the Tax basis that would have resulted if the Mergers qualified for the Intended Tax Treatment or (ii) if the amount of capital losses upon the sale of Company shares or warrants is increased as a result of any increase in Tax basis in such Company shares or warrants resulting from the failure of the Mergers to qualify for the Intended Tax Treatment, as compared with the Tax basis that would have resulted if the Mergers qualified for the Intended Tax Treatment and such capital loss actually reduces or offsets capital gains of the Sponsor or a SPAC Insider that would have been recognized but for such capital loss. Notwithstanding anything to the contrary, the amount paid by Sponsor or any SPAC Insider pursuant to this Section 5.3 shall not exceed the amount paid (or offset) by the Company to such Sponsor or SPAC Insider pursuant to Section 5.2, and this Section 5.3 shall survive for the four (4) year period following the expiration of the period described in Section 5.2.

5.4 Limits of Liability. The Company shall not have any liability pursuant to Section 5.2 in respect of any Indemnifiable Amounts to the extent that the aggregate amount of such Indemnifiable Amounts exceeds $5,000,000.

5.5 Claim Procedure. If a claim with respect to Indemnifiable Amounts shall be made by any Governmental Authority, which, if successful, might result in an indemnity payment to Sponsor or any other SPAC Insider pursuant to Section 5.2 (a “Tax Claim”), Sponsor or such SPAC Insider shall promptly and in any event no more than five (5) Business Days following Sponsor’s or such SPAC Insider’s receipt of notice of such Tax Claim, give written notice to the Company of such Tax Claim; provided, however, the failure of Sponsor or any other SPAC Insider to give such notice shall only relieve the Company from its indemnification obligations hereunder to the extent it is actually prejudiced by such failure. With respect to any such Tax Claim, at the Company’s election, the Company and Sponsor (on behalf of Sponsor and each other SPAC Insider) will jointly control all proceedings and will jointly make all decisions taken in connection with such Tax Claim (including selection of counsel mutually agreeable to both the Company and Sponsor) at their own expense. If the Company elects not to jointly control any such Tax Claim, then (a) Sponsor shall use reasonable efforts to diligently conduct such Tax Claim in good faith and shall not adopt any position that is inconsistent with the Intended Tax Treatment, and (b) the Company, at its sole cost and expense, may elect to participate in any such Tax Claim. No Tax Claim controlled by Sponsor can be settled, either administratively or after the commencement of litigation, without the written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Sponsor, each other SPAC Insider, the Company and its Subsidiaries and each of their respective Affiliates shall reasonably cooperate with each other in contesting any Tax Claim. Such cooperation shall include the retention and, upon the request of the party controlling proceedings relating to such Tax Claim, the provision to such party of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim. Sponsor (and its beneficial owners) and each other SPAC Insider shall execute any powers of attorney or other documents to allow for the Company to control any Tax Claim. Without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), none of Sponsor (or any beneficial owner) nor any of the other SPAC Insiders shall extend or waive any applicable statute of limitations relating to the Intended Tax Treatment, re-file, modify, or amend any Tax Return, which refiling, modification or amendment relates to the Intended Tax Treatment, file any ruling request related to the Intended Tax Treatment, or voluntarily approach any Governmental Authority regarding the Intended Tax Treatment. Sponsor (and its beneficial owners) and each other SPAC Insider shall use reasonable efforts, and take all reasonable steps, to mitigate any and all Taxes and other amounts subject to indemnity under Section 5.2.

5.6 Payment. The Company shall pay to Sponsor (on behalf of itself and the other SPAC Insiders) the amount of any Indemnifiable Amounts for which it is liable hereunder, in immediately available funds, to an account specified by Sponsor (on behalf of itself and the other SPAC Insiders) no later than five (5) days following the conclusion of an audit defended diligently and in good faith.

5.7 Exclusive Remedy. Following the Closing, neither Sponsor (nor any of its beneficial owners) nor any other SPAC Insider shall assert against the Company any claim, cause of action, right or remedy, or any Action, relating to any Indemnifiable Amounts, any Triggering Event or the failure of the Mergers to qualify for the Intended Tax Treatment, other than claims pursuant to this ARTICLE V. Following the Closing, claims and remedies pursuant to this ARTICLE V shall constitute Sponsor’s and the other SPAC Insiders’ sole and exclusive rights and remedies available to Sponsor and each other SPAC Insider for any and all Indemnifiable Amounts or other claims relating to or arising out of any Indemnifiable Amounts, any Triggering Event or the failure of the Mergers to qualify for the Intended Tax Treatment, and shall supersede all other rights and remedies available at law or in equity (including any right of rescission). Accordingly, effective as of the Closing, each of Sponsor and the other SPAC Insiders hereby irrevocably waives and discharges, and releases the Company, to the fullest extent permitted under applicable Law, from all other claims, causes of action and Actions relating thereto.

5.8 Tax Treatment. The parties hereto intend that any payment made pursuant to this ARTICLE V be treated as an adjustment to the consideration payable pursuant to the Business Combination Agreement for U.S. income Tax purposes.

ARTICLE VI

General Provisions

6.1 Legend. The Company shall remove, and shall cause to be removed (including by causing its transfer agent to remove), any legends, marks, stop-transfer instructions or other similar notations pertaining to the lock-up arrangements herein from the book-entries evidencing any Locked-Up Securities at the time any such share is no longer subject to the Lock-Up Restrictions (any such Locked-Up Security, a “Free Security”), and shall take all such actions (and shall cause to be taken all such actions) necessary or proper to cause the Free Securities to be consolidated under the CUSIP(s) and/or ISIN(s) applicable to the unrestricted Company Ordinary Shares or Company Warrants so that the Free Securities are in a like position. Any holder of a Locked-Up Security is an express third-party beneficiary of this Section 6.1 and entitled to enforce specifically the obligations of the Company set forth in this Section 6.1 directly against the Company.

6.2 Notice. All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by courier or sent by registered post or sent by electronic mail to the Company and SPAC in accordance with Section 11.3 of the Business Combination Agreement and to each SPAC Insider at the address set forth below (or at such other address for a party as shall be specified by like notice). Any such notice, demand or communication shall be deemed to have been duly served (a) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; (c) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt), and (d) if sent by registered post, five days after posting.

If to Sponsor or any other SPAC insider:

Auxo Capital Managers LLC

c/o SK Growth Opportunities Corporation

228 Park Avenue S #96693

New York, NY 10003

Attention: Richard Chin, Chief Executive Officer, Derek Jensen, Chief Financial Officer

Email: richardchin@skgrowthopportunities.com,

derekjensen@skgrowthopportunities.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

Attention: Dan Ouyang, Robert Day

E-mail: douyang@wsgr.com, rday@wsgr.com

6.3 Entire Agreement; Amendment. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and the transactions contemplated hereby and supersedes any other agreements and understandings, whether written or oral, that may have been made or entered into by or between the parties hereto relating to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

6.4 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties hereto, except that, for the avoidance of doubt, in connection with a Transfer of any Subject Shares in accordance with the terms of this Agreement, transferee to whom such Subject Shares are transferred shall thenceforth be entitled to all the rights and be subject to all the obligations under this Agreement; provided, that no such assignment shall relieve the assigning party of its (or his or her) obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 6.4 shall be null and void, ab initio. For the avoidance of doubt, no Transfer of Subject Shares or Free Securities shall be (or be deemed to be) an assignment of this Agreement or the rights or obligations hereunder.

6.5 Governing Law. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

6.6 CONSENT TO JURISDICTION; WAIVER OF TRIAL BY JURY. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF (I) THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY AND COUNTY OF NEW YORK, BOROUGH OF MANHATTAN OR (II) THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, BOROUGH OF MANHATTAN (IN EACH CASE, INCLUDING ANY APPELLATE COURT THEREFROM) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE CONVENIENT OR APPROPRIATE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 6.2 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.6.

6.7 Enforcement. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (i) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 4.7, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not allege, and each party hereby waives the defense, that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 6.7 shall not be required to provide any bond or other security in connection with any such injunction.

6.8 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Delivery by email to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

6.9 No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Business Combination Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders or shareholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents, representatives or Affiliates of any party hereto, or any former, current or future direct or indirect stockholder or shareholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent, representative or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. Notwithstanding the foregoing, nothing herein shall limit the liability of any party for fraud committed by such party.

6.10 Expenses. In connection with the Mergers, Sponsor agrees to pay any accrued but unpaid SPAC Transaction Expenses incurred on or prior to December 18, 2023 (other than the legal or advisory expenses which SPAC has incurred in connection with the entry into that certain non-binding letter of intent dated as of December 18, 2023, by and between SPAC and the Company).

6.11 Mutual Release.

(a) SPAC Insider Release. Each SPAC Insider, on its own behalf and on behalf of each of its Affiliates (other than SPAC) and each of its and their successors, assigns and executors (each, a “SPAC Insider Releasor”), effective as at the First Merger Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge the Company, SPAC, their respective Subsidiaries and each of their respective successors, assigns, heirs, executors, officers, directors, partners, managers and employees (in each case in their capacity as such) (each, a “SPAC Insider Releasee”), from (x) any and all obligations or duties the Company, SPAC or any of their respective Subsidiaries has prior to or as of the First Merger Effective Time to such SPAC Insider Releasor or (y) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any SPAC Insider Releasor has prior to or as of the First Merger Effective Time, against any SPAC Insider Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the First Merger Effective Time; provided, however, that nothing contained in this Section 6.11(a) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (i) arising under this Agreement, the Business Combination Agreement, the other Transaction Documents or the SPAC Charter, (ii) for indemnification or contribution, in any SPAC Insider Releasor’s capacity as an officer or director of SPAC, (iii) arising under any then-existing insurance policy of SPAC, or (iv) for any claim for fraud.

(b) Company Release. Each of the Company, SPAC and their respective Subsidiaries and each of its and their successors, assigns and executors (each, a “Company Releasor”), effective as at the First Merger Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge each SPAC Insider and its respective successors, assigns, heirs, executors, officers, directors, partners, members, managers and employees (in each case in their capacity as such) (each, a “Company Releasee”), from (x) any and all obligations or duties such Company Releasee has prior to or as of the First Merger Effective Time to such Company Releasor or (y) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Company Releasor has, may have or might have or may assert now or in the future, against any Company Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the First Merger Effective Time; provided, however, that nothing contained in this Section 6.11(b) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (i) arising under this Agreement, the Business Combination Agreement or the other Transaction Documents or (ii) for any claim for fraud.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

Webull Corporation

By:	/s/ Anquan Wang
Name: Anquan Wang
Title: Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

SK Growth Opportunities Corporation

By:	/s/ Derek Jensen
Name: Derek Jensen
Title: Director and Chief Financial Officer

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

Auxo Capital Managers LLC

By:	/s/ Richard Chin
Name: Richard Chin
Title: Manager

By:	/s/ Derek Jensen
Name: Derek Jensen
Title: Manager

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

John Boehner

/s/ John Boehner
Name: John Boehner
Title: Director

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

Martin Payne

/s/ Marin Payne
Name: Martin Payne
Title: Director

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

Michael Noonen

/s/ Michael Noonen
Name: Michael Noonen
Title: Director

[Signature Page to Sponsor Support Agreement]

SCHEDULE A

SPAC INSIDERS

SCHEDULE B

SPONSOR AFFILIATE AGREEMENTS

SCHEDULE 2.4